Exhibit 4.3

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of

April 12, 2013

among

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Priority Lien Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Collateral Trustee,

RENTECH NITROGEN PARTNERS, L.P., and

RENTECH NITROGEN FINANCE CORPORATION

and

the Subsidiaries of Rentech Nitrogen Partners, L.P. named herein

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE INDENTURE DATED AS OF APRIL 12, 2013, AMONG RENTECH NITROGEN PARTNERS, L.P., RENTECH NITROGEN FINANCE CORPORATION, AND CERTAIN OF THEIR SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, (B) THE CREDIT AGREEMENT DATED AS OF APRIL 12, 2013, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG RENTECH NITROGEN PARTNERS, L.P., RENTECH NITROGEN FINANCE CORPORATION AND THE OTHER PARTIES THERETO THAT ARE DESIGNATED AS CREDIT PARTIES FROM TIME TO TIME, THE LENDERS PARTY THERETO FROM TIME TO TIME AND CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, AS AGENT, (C) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENT AND (D) THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH INDENTURE.

INTERCREDITOR AGREEMENT, dated as of April 12, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Priority Lien Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral trustee for the Second Lien Secured Parties referred to herein appointed under the Second Lien Documents (defined below) (in such capacity, and together with its successors in such capacity, the “ Second Lien Collateral Trustee”), RENTECH NITROGEN PARTNERS, L.P., a Delaware limited partnership (“Parent Company” or the “Co-Issuer”), RENTECH NITROGEN FINANCE CORPORATION, a Delaware Corporation and a wholly owned subsidiary of the Parent Company (“Finance Corp.” or the “Co-Issuer”, together with Parent Company, the “Issuers” and the “Borrowers”, and each individually a “Borrower”), and the other direct and indirect subsidiaries of the Parent Company party hereto from time to time (together with the Parent Company, and Finance Corp., the “Rentech Parties”).

Reference is made to (a) the Priority Credit Agreement (defined below), and (b) the Indenture (defined below) governing the Indenture Notes (defined below).

From time to time following the date hereof, the Issuers may incur Additional Second Lien Obligations (defined below) to the extent permitted by the Priority Credit Agreement and the Indenture (each as defined below). In connection with the Indenture and any Additional Second Lien Obligations, the Rentech Parties, the Trustee (defined below) and the Second Lien Collateral Trustee have entered into the Second Lien Security Agreement (defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties), the Second Lien Collateral Trustee (for itself and on behalf of the Second Lien Secured Parties), and the Rentech Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this

Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) Unless otherwise set forth herein, all references herein to the Second Lien Collateral Trustee shall be deemed to refer to the Second Lien Collateral Trustee in its capacity as collateral trustee under the Second Lien Documents.

(d) As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 3.8(a) of the Second Lien Collateral Trust Agreement have been satisfied, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Indenture nor any Second Lien Substitute Facility shall constitute an Additional Second Lien Debt Facility at any time.

“Additional Second Lien Documents” means the Additional Second Lien Debt Facility, any other document or instrument executed or delivered at any time in connection therewith, including the Additional Second Lien Security Documents and any intercreditor or joinder agreement, in each case, as amended, restated, supplemented, modified, renewed, extended or refinanced from time to time in accordance with each applicable Second Lien Document.

“Additional Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Second Lien Secured Party (or any of its Affiliates) in respect of the Additional Second Lien Documents.

“Additional Second Lien Secured Parties” means, at any time, the Second Lien Collateral Trustee (solely with respect to all Second Lien Debt other than the Indenture Second Lien Obligations), the trustee, agent or other representative of the holders of any Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Second Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Second Lien Debt outstanding at such time; provided that the Indenture Second Lien Secured Parties shall not be deemed Additional Second Lien Secured Parties.

“Additional Second Lien Security Documents” means the Additional Second Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company, Rentech Corp., or any other Grantor creating (or purporting to create) a Lien upon the Second Lien Collateral in favor of the Additional Second Lien Secured Parties in each case, as amended, modified, renewed, restated or replaced, in accordance with each applicable Second Lien Document.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Capital Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Banking Services” means any of the following bank services provided to any Borrower or any Grantor by any lender under the Priority Credit Agreement or any Affiliate of any such lender: (lockbox, depository or disbursement services, automated clearinghouse transfer of funds, overdrafts, and other cash management services).

“Banking Services Obligations” means any and all obligations of any Borrower or any other Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is neither a Saturday or Sunday nor a legal holiday on which federal reserve banks are authorized or required to be closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Class” means (a) in the case of Priority Lien Debt, the Priority Lien Debt, taken together, and (b) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.

“Comparable Second Lien Security Document” means, in relation to any Collateral subject to any Lien created under any Priority Lien Security Document, the Second Lien Security Document that creates a Lien on the same Collateral and granted by the same Grantor.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Priority Credit Agreement) or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments, if any, to extend credit that would constitute Priority Lien Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium (if any) on all Priority Lien Debt and constituting Priority Lien Obligations;

(c) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Priority Lien Agent, but in no event greater than the lower of (i) 105% of the aggregate undrawn face amount and (ii) the percentage of the aggregate undrawn face amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit issued under the Priority Lien Documents and constituting Priority Lien Obligations;

(d) payment in full in cash of all Hedging Obligations constituting Priority Lien Obligations and the expiration or termination of all Secured Swap Contracts included in the Priority Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; and

(e) payment in full in cash of all other Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, any Borrower enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Parent Company designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Discharge of Second Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments, if any, to extend credit that would constitute Second Lien Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium (if any) on all Second Lien Debt and constituting Second Lien Obligations;

(c) payment in full in cash of all hedging obligations constituting Second Lien Obligations and the expiration or termination of all hedging agreements included in the Second Lien Obligations or the cash collateralization of all such hedging obligations on terms satisfactory to each applicable counterparty; and

(d) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Second Lien Obligations.

“Disposition” shall mean any sale, lease, conveyance, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Excess Priority Lien Debt” shall mean any Indebtedness that would constitute Priority Lien Debt in excess of the Priority Lien Cap.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Parent Company, each other Borrower and Issuer, and each other subsidiary of the Parent Company that shall have granted any Lien in favor of either the Priority Lien Agent or the Second Lien Collateral Trustee on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any Borrower or any Grantor, any obligations of such Borrower or any Grantor owed to a Secured Swap Provider (as defined in the Priority Credit Agreement) under any Secured Swap Contract (as defined in the Priority Credit Agreement) .

“Indebtedness” has the meaning assigned to such term in the Priority Credit Agreement.

“Indenture” means the Indenture, dated as of April 12, 2013, among the Parent Company, Finance Corp., the Grantors party thereto from time to time, the Second Lien Collateral Trustee and the Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time (including any supplements executed in connection with the issuance of any Series of Second Lien Debt under the Indenture) unless restricted by the terms of this Agreement, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility.

“Indenture Notes” means the 6.500% Second Lien Senior Secured Notes due 2021 issued under the Indenture, and any other senior secured notes issued thereunder.

“Indenture Second Lien Documents” means the Indenture, the Indenture Notes, any document or instrument executed or delivered at any time in connection with the Indenture Notes, including the Indenture Second Lien Security Documents and any intercreditor or joinder agreement and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Second Lien Substitute Facility as amended, modified, renewed, restated or replaced, in accordance with each applicable Second Lien Document.

“Indenture Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Indenture Second Lien Secured Party (or any of its Affiliates) in respect of the Indenture Second Lien Documents.

“Indenture Second Lien Secured Parties” means, at any time, the Trustee, the Second Lien Collateral Trustee (solely with respect to the Indenture Second Lien Obligations), the trustees, agents and other representatives of the holders of the Indenture Notes (including any holders of notes pursuant to supplements executed in connection with the issuance of Series of Second Lien Debt under the Indenture) who maintains the transfer register for such Indenture Notes or such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Second Lien Document and each other holder of, or obligee in respect of, any Indenture Second Lien Obligations, and any holder or lender pursuant to any Indenture Second Lien Document outstanding at such time; provided that the Additional Second Lien Secured Parties shall not be deemed Indenture Second Lien Secured Parties.

“Indenture Second Lien Security Documents” means the Indenture (insofar as the same grants a Lien on the Collateral), the Second Lien Security Agreement, each agreement listed in Part B of Exhibit C hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company, Finance Corp., or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Trustee (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility), in each case, as amended, modified, renewed, restated or replaced, in accordance with each applicable Second Lien Document.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Parent Company, Finance Corp., or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent Company, Finance Corp., or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent Company, Finance Corp., or any other Grantor or any similar case or proceeding relative to the Parent Company, Finance Corp., or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent Company, Finance Corp., or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Parent Company, Finance Corp., or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any indebtedness.

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Principal Accounting Officer of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Parent Company and Finance Corp. by any two of the chief executive officer, president, or chief financial officer of the Parent Company and Finance Corp.

“Original Priority Lien Agent” has the meaning assigned to that term in the preamble hereto.

“Original Trustee” means Wells Fargo Bank, National Association, in its capacity as trustee under the Indenture, and together with its successors in such capacity.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Priority Credit Agreement” means the Credit Agreement, dated as of April 12, 2013, among Parent Company and Finance Corp. as borrowers, the other parties thereto designated as Credit Parties (as defined therein) from time to time, the Original Priority Lien Agent, the lenders party thereto from time to time and the other agents named therein, including any related guarantees executed in connection therewith, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Facility, including any related guarantees executed in connection therewith, in each case, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with its terms and each applicable Priority Lien Document.

“Priority Lien” means a Lien granted under the Priority Lien Documents to the Priority Lien Agent at any time upon any property of any Borrower or any other Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Facility).

“Priority Lien Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority Lien Cap” means, as of any date, (a) the principal amount of indebtedness under the Priority Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been issued in an aggregate principal amount not in excess of the greater of (i) $65,000,000 and (ii) 20% of the Issuer’s Consolidated Net Tangible Assets (as such term is defined in the Indenture and as the amount in this clause (ii) is calculated as of the date of the incurrence of such indebtedness after giving effect to the application of the proceeds therefrom), plus (b) the amount of all Hedging Obligations and indebtedness and Obligations under Secured Swap Contracts, to the extent such Obligations constitute Priority Lien Obligations, plus (c) the amount of all Banking Services Obligations, to the extent such Obligations constitute Priority Lien Obligations. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.

“Priority Lien Collateral” shall mean all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means the indebtedness under the Priority Credit Agreement and/or Priority Substitute Facility, including letters of credit and reimbursement obligations with respect thereto) and the related Hedging Obligations and Banking Services Obligations that was permitted to be incurred and secured under the Priority Credit Agreement, the Priority Substitute Facility, the Indenture, any Additional Second Lien Debt Facility, and any Second Lien Substitute Facility (or as to which the lenders under the Priority Credit Agreement obtained an officers’ certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) . For purposes of this Agreement, indebtedness under the Priority Credit Agreement as in effect on the date hereof is permitted to be incurred under the Indenture.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement), any intercreditor and joinder agreement and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Facility, as each such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time, in accordance with each applicable Priority Lien Document.

“Priority Lien Obligations” means the sum of (a) Priority Lien Debt, (b) all other Obligations in respect of Priority Lien Debt, (c) Hedging Obligations and (d) the Banking Services Obligations; provided, that to the extent the aggregate amount of indebtedness constituting principal and the face amount of letters of credit in clauses (a) and (b) of this definition exceeds the Priority Lien Cap, then only that portion of such indebtedness constituting principal outstanding under the Priority Credit Agreement and/or any other credit facility pursuant to which Priority Lien Debt has been issued and such aggregate face amount of letters of credit (on a pro rata basis based on the aggregate outstanding principal amount of such indebtedness) equal to the Priority Lien Cap shall be included in the Priority Lien Obligations and interest and reimbursement obligations with respect to such indebtedness and letters of credit shall only constitute Priority Lien Obligations to the extent related to indebtedness and face amounts of letters of credit included in Priority Lien Obligations. For avoidance of doubt, Hedging Obligations and Banking Services Obligations related to the Priority Lien Debt shall not be subject to the Priority Lien Cap.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Priority Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Banking Services Obligations that is a lender under the Priority Credit Agreement or an Affiliate (as defined herein or in the Priority Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company, Finance Corp., or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Facility), in each case, as amended, modified, renewed, restated or replaced from time to time, in accordance with each applicable Priority Lien Document.

“Priority Substitute Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, no Priority Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Substitute Facility, that such agreement refunds, refinances or replaces the Priority Credit Agreement, the Priority Lien Obligations or such Priority Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement or such Priority Substitute Facility, in part, (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations or any Second Lien Substitute Facility, that such Indebtedness refunds, refinances or replaces the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the

Second Lien Documents or such Second Lien Substitute Facility, in part, and (c) in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Collateral Trustee, at any time, upon any Collateral by any Grantor to secure Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).

“Second Lien Cap” shall have the meaning assigned to such term in the Priority Credit Agreement.

“Second Lien Collateral” shall mean all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date hereof, among the Issuers, the other Grantors from time to time party thereto, the Trustee, the other Second Lien Representatives from time to time party thereto and the Second Lien Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Second Lien Document.

“Second Lien Security Agreement” means the Security Agreement, dated as of the date hereof, among the Parent Company, the other Grantors from time to time party thereto and the Second Lien Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Second Lien Document.

“Second Lien Collateral Trustee” has the meaning assigned to that term in the preamble hereto.

“Second Lien Debt” means (a) the Indenture Notes initially issued by the Issuers under the Indenture together with the related Note Guarantees of the Guarantors (each as defined in the Indenture); and (b) any other indebtedness of the Issuers or the Guarantors (including Additional Notes as defined in and issued under the Indenture and any indebtedness incurred under any Second Lien Substitute Facility) that is secured equally and ratably with the Indenture Notes initially issued that was permitted to be incurred and so secured under each applicable Secured Debt Document and with respect to which the requirements of Section 3.8(a) of the Second Lien Collateral Trust Agreement have been satisfied.

“Second Lien Documents” means the Indenture Second Lien Documents and the Additional Second Lien Documents.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof.

“Second Lien Representative” means (a) in the case of the Indenture Notes, the Trustee, and (b) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who (i) is appointed as a Second Lien Representative (for purposes related to the administrative of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, together with its successors in such capacity, and (ii) has become party to the Second Lien Collateral Trust Agreement by executing a joinder in the form required under the Second Lien Collateral Trust Agreement.

“Second Lien Secured Parties” means the Indenture Second Lien Secured Parties and the Additional Second Lien Secured Parties.

“Second Lien Security Documents” means the Indenture Second Lien Security Documents and the Additional Second Lien Security Documents.

“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, the proceeds of which are used to, among other things, Replace the Indenture and/or any Additional Second Lien Debt Facility then in existence. For the avoidance of doubt, no Second Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Second Lien Obligations are subject to under this Agreement.

“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Security Documents.

“Secured Debt Representative” means the Second Lien Collateral Trustee and the Priority Lien Agent.

“Secured Obligations” means, the Priority Lien Obligations and the Second Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.

“Series of Second Lien Debt” means, severally, the Indenture Notes and each other issue or series of Second Lien Debt (including any Additional Second Lien Debt Facility) for which a single transfer register is maintained.

“Series of Secured Debt” means the Priority Lien Debt and each Series of Second Lien Debt.

“subsidiary” means, with respect to any specified Person (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.

“Trustee” means the Original Trustee, and, from and after the date of execution and delivery of the Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

ARTICLE II

LIEN PRIORITIES

SECTION 2.01 Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.

(b) Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents, or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) the timing of incurrence of any Series of Secured Debt, (ii) the order or method of creation, attachment or perfection of any Liens securing any Series of Secured Debt, (iii) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral, (v) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, and (vi) the rules for determining priority under any law governing relative priorities of Liens, the Second Lien Collateral Trustee on behalf of itself and the other Second Lien Secured Parties hereby agrees that (A) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party securing any Priority Lien Obligations shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral and (B) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral securing any Priority Lien Obligations, in any case, subject to the Priority Lien Cap as provided herein.

(c) It is acknowledged that, subject to the Priority Lien Cap (as provided herein), (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Second Lien Obligations (or any part thereof) or the Priority Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02 Prohibition on Contesting Liens. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Priority Lien Agent, for itself and on behalf of each Priority Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the validity or enforceability of any Secured Debt Document or any Obligation thereunder, (b) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the Priority Lien Obligations or the Second Lien Obligations or (iii) the relative rights and duties of the Priority Lien Secured Parties and the Second Lien Secured Parties granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Priority Lien Agent or any other Priority Lien Secured Party or the Second Lien Collateral Trustee or any other Second Lien Secured Party to enforce this Agreement, including the Priority Lien Agent’s right to enforce the priority of the Liens securing the Priority Lien Obligations as provided in Section 2.01 hereof.

SECTION 2.03 No New Liens. The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens or (b) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligations unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of a Grantor to secure the Second Lien Obligations, with each such

Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent or the other Priority Lien Secured Party, the Second Lien Collateral Trustee agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).

SECTION 2.04 Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be substantially identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Second Lien Collateral Trustee, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens and the Second Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents and (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Collateral Trustee and/or the Trustee, and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.

SECTION 2.05 No Duties of Priority Lien Agent. Except for the arrangements contemplated by Article V hereof, the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to such Second Lien Secured Party with respect to any Collateral, other than to transfer to the Second Lien Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to any Second Lien or any rights to which the Second Lien Collateral Trustee or any Second Lien Secured Party would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, each Second Lien Secured Party agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured

Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties from such realization, sale, Disposition or liquidation. Following the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee and the other Second Lien Secured Parties may, subject to any other agreements binding on the Second Lien Collateral Trustee or such other Second Lien Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, Disposition or other liquidation of Collateral by, or on behalf of the Second Lien Secured Parties. Each of the Second Lien Secured Parties waives any claim such Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or the Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

ARTICLE III

ENFORCEMENT RIGHTS; PURCHASE OPTION

SECTION 3.01 Limitation on Enforcement Action. The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, hereby agrees that, subject to Section 3.05(b) and 4.07, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral (each such action, an “Enforcement Action”), under any Second Lien Security Document, applicable law or otherwise until the Discharge of Priority Lien Obligations (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right, prior to the Discharge of Priority Lien Obligations (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Trustee or any other Second Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, until the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Second Lien Collateral Trustee may, but will have no obligation to, on behalf of the Second Lien Secured Parties, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral.

SECTION 3.02 Standstill Period; Permitted Enforcement Action. Notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Collateral Trustee has delivered to the Priority Lien Agent written notice of the occurrence of any default under any Second Lien Document entitling the Second Lien Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under any Second Lien Security Document (the “Standstill Period”), the Second Lien Collateral Trustee and the other Second Lien Secured Parties may, in accordance with the Second Lien Collateral Trust Agreement enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that such notice shall be deemed an acceleration of the Second Lien Debt; provided, further that notwithstanding the expiration of the Standstill Period or anything in the Second Lien Collateral Trust Agreement to the contrary, in no event may the Second Lien Collateral Trustee or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to all or any material portion of the Collateral or any such action or proceeding.

SECTION 3.03 Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations) and, after the Discharge of Priority Lien Obligations has occurred, to the Second Lien Collateral Trustee to the extent required under the Second Lien Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Trustee or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Trustee or any other Second Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Trustee and any such Second Lien Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period).

SECTION 3.04 Notification of Release of Collateral. Each of the Priority Lien Agent and the Second Lien Collateral Trustee shall give the other prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

SECTION 3.05 No Interference; Payment Over.

(a) No Interference. The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

(b) Payment Over. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties. Furthermore, the Second Lien Collateral Trustee shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment and if directed by the Priority Lien Agent within thirty (30) days after receipt by the Priority Lien Agent of such written notice, shall promptly deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any other Second Lien Secured Party. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Collateral Trustee or any other Second Lien Secured Party is otherwise permitted by the Priority Lien Documents. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by Second Lien Collateral Trustee or any Second Lien Representative or any other Second Lien Secured Party of the required payments of interest and principal in respect of Second Lien Obligations (and fees, expenses and indemnities payable to the Second Lien Collateral Trustee or any Second Lien Representative pursuant to the Second Lien Documents) so long as such receipt is not the direct or indirect result of the exercise by the

Second Lien Collateral Trustee or any other Second Lien Secured Party of rights or remedies as a secured creditor (including set off) or enforcement in contravention of this Agreement of any Lien held by any of them.

(c) Application of Proceeds. So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the Priority Lien Agent or any Priority Lien Secured Party shall be applied by the Priority Lien Agent to the Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents. Upon the Discharge of Priority Lien Obligations, the Priority Lien Agent shall (x) unless a Discharge of Second Lien Obligations has already occurred, deliver any proceeds of Collateral held by it to the Second Lien Collateral Trustee, to be applied by the Second Lien Collateral Trustee to the applicable Second Lien Obligations in such order as specified in the Second Lien Collateral Trust Agreement, (y) if a Discharge of Second Lien Obligations has already occurred, apply such proceeds of Collateral to any Excess Priority Lien Debt or other Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents, or (z) if there are no Excess Priority Lien Debt or other Priority Lien Obligations, deliver such proceeds of Collateral to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same. Without limiting the obligations of the Second Lien Secured Parties under this Section 3.05(c), after the Discharge of Priority Lien Obligations or other Priority Lien Obligations has occurred, upon the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall deliver any proceeds of Collateral held by it (x) if there are any Excess Priority Lien Debt or other Priority Lien Obligations, to the Priority Lien Agent, for application by the Priority Lien Agent to the Excess Priority Lien Debt or other Priority Lien Obligations in such order as specified in the relevant Priority Lien Documents, and (y) if there are no such Excess Priority Lien Debt or other Priority Lien Obligations, to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same.

SECTION 3.06 Purchase Option.

(a) Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding or (ii) the acceleration of the Priority Lien Obligations, the holders of the Indenture Notes and each of their respective designated Affiliates (the “Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties all (but not less than all) Priority Lien Obligations (including unfunded commitments) that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Trustee a statement of the amount of Priority Lien Debt and other Priority Lien Obligations then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by the Trustee of such notice from the Priority Lien Agent, the Trustee delivers to the Priority Lien Agent an irrevocable commitment of the Purchasers to purchase all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) and to otherwise complete such purchase on the terms set forth under this Section 3.06.

(b) On the date specified by the Trustee (on behalf of the Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Purchasers all (but not less than all) Priority Lien Obligations (including unfunded commitments) that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

(i) payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of all Priority Lien Obligations (other than outstanding letters of credit) then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that constitute Priority Lien Obligations the Purchasers shall cause the applicable Secured Swap Contracts to be assigned and novated or, if such Secured Swap Contracts have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;

(ii) a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Trustee (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

(iii) any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Trustee and the Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents on and after the date of the purchase and sale and the Trustee (or any other representative appointed by the holders of a majority in aggregate principal amount of the Indenture Notes then outstanding) becomes a successor agent thereunder.

(c) Such purchase of the Priority Lien Obligations shall be made on a pro rata basis among the holders of the Indenture Notes (and their respective designated Affiliates) giving notice to the Priority Lien Agent of their interest to exercise the purchase option hereunder according to each such holder’s portion of the Indenture Notes outstanding on the date of purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Trustee for such purpose. Interest shall be calculated to, but excluding, the Business Day on which such sale occurs if the amounts so paid by the Trustee and holders of the Indenture Notes to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the trustee and holders of the Indenture Notes to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

(d) Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations then owing to it: (i) that such applicable Priority Lien Secured Party own such Priority Lien Obligations; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(e) After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

ARTICLE IV

OTHER AGREEMENTS

SECTION 4.01 Release of Liens and Guarantors; Automatic Release of Second Liens and Guarantors. (a) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that, in the event the Priority Lien Secured Parties release their Lien on any Collateral, or release any Guarantor from its obligations under its guaranty of the Priority Lien Obligations, the Second Lien on such Collateral and the obligation of such Guarantor under its guaranty of the Second Lien Obligations shall terminate and be released automatically and without further action if such release is effected in connection with (i) the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral or (ii) the Disposition of any Collateral permitted by the Priority Lien Documents and not resulting in the conveyance or Disposition of all or substantially all of the Collateral in one or a series of transactions (provided that any release in connection with a Disposition of Collateral in a transaction or circumstance that complies with Section 4.10 of the Indenture (or any similar provision of any other Second Lien Documents) and Section 4.1 of the Second Lien Collateral Trust Agreement shall not be subject to the condition in this clause (ii)); provided that, in the case of each of clauses (i) and (ii), the Second Liens on such Collateral shall remain in place (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap) with respect to any proceeds of a Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations. Notwithstanding the foregoing, in the event of release of Priority Liens by the Priority Lien Secured Parties on all or substantially all of the Collateral (other than when such release occurs in connection with the Priority Lien Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Second Lien on such Collateral shall be made unless (A) consent to the release of such Second Liens has been given by the requisite percentage or number of the Second Lien Secured Parties at the time outstanding as provided for in the applicable Second Lien Documents and (B) the Parent Company has delivered an Officers’ Certificate to the Priority Lien Agent and the Second Lien Collateral Trustee certifying that all such consents have been obtained.

(b) The Second Lien Collateral Trustee agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent to evidence and confirm any release of Collateral provided for in this Section 4.01.

SECTION 4.02 Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Borrower or any subsidiary of the Parent Company.

(b) If the Parent Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party will raise any objection, contest or oppose, and each Second Lien Secured Party will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding or (iii) the maximum principal amount of Indebtedness permitted under such DIP Financing exceeds the sum of (x) the amount of Priority Lien Obligations refinanced with the proceeds thereof and (y) $35,000,000. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Second Lien Collateral Trustee will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Without the consent of the Priority Lien Agent, the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees not to propose, support or enter into any DIP Financing, if the effect of such DIP Financing would be that the Second Lien Obligations would no longer be subordinated to the Priority Lien Obligations in the manner set forth in this Agreement, or the Second Lien Secured Parties would recover any payments they are not otherwise entitled to under this Agreement, including by way of adequate protection.

(d) The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition of such Collateral and all Priority Liens and Second Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement.

(e) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may:

(i) freely seek and obtain relief granting a Second Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and

(ii) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(g) The Second Lien Collateral Trustee, for itself and on behalf of each of the other of the Second Lien Secured Parties, waives any claim the Second Lien Collateral Trustee or any such other Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(h) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall support or vote for any plan of reorganization or disclosure statement of the Parent Company or any other Grantor unless (i) such plan is accepted by the class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization, or (ii) such plan provides on account of the Priority Lien Secured Parties for the retention by the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second Lien Collateral Trustee are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the Priority Lien Obligations or the Second Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second Lien Obligations shall be delivered to the Priority Lien Agent and distributed in accordance with the priorities provided in this Agreement. Except as provided herein, the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

(i) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that until the Discharge of Priority Lien Obligations has occurred, neither Second Lien Collateral Trustee nor any Second Lien Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Agent.

(j) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither Second Lien Collateral Trustee nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral). Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Collateral Trustee or any Second Lien Secured Party.

(k) So long as the Discharge of Priority Lien Obligations has not occurred, without the express written consent of the Priority Lien Agent, neither Second Lien Collateral Trustee nor any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(l) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Trustee for itself and on behalf of each other Second Lien Secured Party, agrees that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Collateral subject to an enforceable Lien in favor of the Second Lien Secured Parties or any proceeds thereof shall (for so long as the Discharge of Priority Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Priority Lien Obligations occurs, the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.

SECTION 4.03 Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, it receives notice of any Recovery, the Second Lien Collateral Trustee or such other Second Lien Secured Party shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. If this Agreement shall have been terminated prior to such Recovery, this

Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Trustee or any other Second Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

SECTION 4.04 Refinancings and Additional Second Lien Debt.

(a) Subject to Section 4.05, the Priority Lien Obligations and the Second Lien Obligations may be Replaced, by any Priority Substitute Facility or Second Lien Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (A) the Second Lien Collateral Trustee and the Priority Lien Agent shall receive on or prior to incurrence of a Priority Substitute Facility or Second Lien Substitute Facility (1) an Officers’ Certificate from the Parent Company stating that (A) the incurrence thereof is permitted by each applicable Secured Debt Document to be incurred or to the extent a consent is otherwise required to permit the Replacement under any Secured Debt Document, the Borrowers and each other Grantor have obtained the requisite consent and (B) the requirements of this Section 4.04(a) and of Section 4.06 have been satisfied, and (2) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any Indebtedness that Replaces the Priority Lien Obligations (or an authorized agent, trustee or other representative on their behalf), or a Collateral Trust Joinder (as defined in the Second Lien Collateral Trust Agreement) from the holders or lenders of any Indebtedness that Replaces the Second Lien Obligations (or an authorized agent, trustee or other representative on their behalf), as the case may be, (B) if applicable, the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Priority Substitute Facility, shall not exceed the Priority Lien Cap, (C) if applicable, as of the date of incurrence of such Second Lien Substitute Facility, after giving pro forma effect to the incurrence of such Second Lien Substitute Facility and the application of the proceeds therefrom together with all other Second Lien Debt then existing, the incurrence of such Second Lien Substitute Facility and the application of the proceeds therefrom together with all other Second Lien Debt then existing shall not violate the Second Lien Cap, and (D) on or before the date of such incurrence, such Priority Substitute Facility or Second Lien Substitute Facility is designated by the Parent Company, in an Officers’ Certificate delivered to the Priority Lien Agent and the Second Lien Collateral Trustee, as “Priority Lien Debt” or “Second Lien Debt”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no Series of Secured Debt may be designated as both Priority Lien Debt and Second Lien Debt.

(b) Each of the then-exiting Priority Lien Agent and the Second Lien Collateral Trustee shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the Priority Lien Agent and the Second Lien Collateral Trustee, without the consent of any other Secured

Party, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of the Grantors. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such Indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

SECTION 4.05 Amendments to Security Documents. (a) The Priority Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Priority Credit Agreement may be Replaced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the Act of Second Lien Debtholders (as defined in the Second Lien Collateral Trust Agreement, no such amendment, restatement, supplement, modification or Replacement (or successive amendments, restatements, supplements, modifications or Replacements) shall (i) contravene any provision of this Agreement, increase the “Applicable Margin” (as defined in the Priority Credit Agreement) or similar component of the interest rate under the Priority Lien Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), or (ii) reduce the Second Lien Cap.

(b) Without the prior written consent of the Required Lenders (as defined in the Priority Credit Agreement), no Second Lien Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Document, would (i) contravene the provisions of this Agreement, (ii) increase the interest rate applicable to the Indenture Notes as set forth in the Indenture by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (iii) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Documents, (iv) change any default or event of default provisions set forth in the Second Lien Documents in a manner adverse to the Priority Lien Secured Parties, (v) change the redemption, prepayment or defeasance provisions set forth in the Second Lien Documents in a manner adverse to the Priority Lien Secured Parties or (vi) in the case of any amendment, restatement, supplement or modification, otherwise materially increase the obligations of the Borrowers or the other loan parties thereunder or confer additional rights on the Second Lien Secured Parties in a manner adverse to the Priority Lien Secured Parties (provided that the requirements in clauses (iv), (v) and (vi) above shall be satisfied upon delivery of a certificate (with supporting documentation for such determination and such other documentation as the Priority Lien Secured Parties may reasonably request) of a Responsible Officer of the Parent Company to the Priority Lien Agent at least five Business Days prior to the amendment, restatement, supplement, modification or entry certifying that the Parent Company has determined in good faith that the terms of such amendment, restatement, supplement or modification, or the terms of such new Second Lien Document, as applicable, are in compliance with the requirements set out in clauses (iv), (v), and (vi) above unless the Priority Lien Agent provides notice to the Parent Company of its reasonable objection during such five day period). As an intercreditor agreement only and without prejudice to any rights of the lenders under the Priority Credit Agreement (including any covenants therein that may restrict such Replacements), Indebtedness under the Second Lien Documents may be Replaced, or Additional Second Lien Debt Facilities may be entered into, if (A) the material terms and conditions of such Replacement Indebtedness or Additional Second

Lien Debt Facility are either (1) customary for similar debt securities in light of then-prevailing market conditions or (2) not materially less favorable in the aggregate to the Borrowers and the other loan parties thereunder and to the Priority Lien Secured Parties than the material terms and conditions (other than pricing provisions) of the Indebtedness then outstanding under the Indenture (provided that the requirements in clause (A) shall be satisfied upon delivery of a certificate (with supporting documentation for such determination and such other documentation as the Priority Lien Secured Parties may reasonably request) of a Responsible Officer of the Parent Company to the Priority Lien Agent at least five Business Days prior to the incurrence of such Indebtedness certifying that the Parent Company has determined in good faith that the terms and conditions of such Indebtedness are in compliance with the requirements set out this clause (A) above unless the Priority Lien Agent provides notice to the Parent Company of its reasonable objection during such five day period), (B) the final maturity and the average life to maturity of such Replacement Indebtedness or Additional Second Lien Debt Facility is greater than or equal to that of the Indebtedness then outstanding under the Indenture and (C) if such Replacement Indebtedness or Additional Second Lien Debt Facility is secured, the holders of such Replacement Indebtedness or Additional Second Lien Debt Facility, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c) In the event that the Priority Lien Agent or the other Priority Lien Secured Parties and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the Priority Lien Security Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Collateral Trustee, the Borrower or any other Grantor; provided, that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Second Liens or release any such Liens, except to the extent that such release is permitted or required by Section 4.01 and provided that there is a concurrent release of the corresponding Priority Liens, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Collateral Trustee without its prior written consent or (C) permit Liens on the Collateral (other than DIP Financing Liens) which are not permitted under the terms of the Second Lien Documents and (ii) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Collateral Trustee no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

SECTION 4.06 Legends. The Priority Lien Agent acknowledges with respect to the Priority Credit Agreement and the Priority Lien Security Documents, on the one hand, and the Second Lien Collateral Trustee acknowledges with respect to (a) the Indenture and the Indenture Second Lien Security Documents, and (b) the Additional Second Lien Debt Facility and the Additional Second Lien Security Documents, if any, on the other hand, that the Indenture, the Additional Second Lien Debt Facility (if any) and the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 4.07 Second Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Borrower or any other Grantor in accordance with applicable law; provided, that the Second Lien Secured Parties may not take any of the actions prohibited by Section 3.05(a) or Section 4.02; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens are subject to this Agreement.

SECTION 4.08 Postponement of Subrogation. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

ARTICLE V

GRATUITOUS BAILMENT FOR

PERFECTION OF CERTAIN SECURITY INTERESTS

SECTION 5.01 General. The Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee and agent for the Second Lien Collateral Trustee for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Trustee on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Trustee and the other Second Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Trustee or other Second Lien Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Trustee or any Second Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Second Lien Collateral Trustee has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Trustee for the benefit of all Second Lien Secured Parties.

SECTION 5.02 Deposit Accounts. To the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will act as gratuitous bailee and agent for the Second Lien Collateral Trustee for the purpose of perfecting the Liens of the Second Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 5.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Collateral Trustee, cooperate with the Grantors and the Second Lien Collateral Trustee (at the expense of the Grantors) in permitting control of any Accounts to be transferred to the Second Lien Collateral Trustee (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Collateral Trustee to be made).

ARTICLE VI

APPLICATION OF PAYMENTS; DETERMINATION OF AMOUNTS

SECTION 6.01 Application of Payments. All payments received by the Priority Lien Agent or the other Priority Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Priority Lien Obligations as the Priority Lien Secured Parties, in their sole discretion, deem appropriate, subject to the terms of the Priority Lien Documents.

SECTION 6.02 Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations) or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrowers. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrowers, Issuers, Grantors or any of their subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE VII

NO RELIANCE; NO LIABILITY;

OBLIGATIONS ABSOLUTE; CONSENT OF GRANTORS; ETC.

SECTION 7.01 No Reliance; Information. The Priority Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any Priority Lien Secured Party, respectively, any information relating to the Parent Company, any other Borrower or any of the other Grantors, or any other circumstance bearing upon the risk of nonpayment of any of the Priority Lien Obligations or the Second Priority Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any Priority Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 7.02 No Warranties or Liability. The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(a) The Second Lien Collateral Trustee and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party, and the Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Trustee or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(b) The Second Lien Collateral Trustee, for itself and on behalf each other Second Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

SECTION 7.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Party and the Second Lien Collateral Trustee and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Secured Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d) the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;

(e) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Company or any other Grantor; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Parent Company or any other Grantor in respect of the Priority Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

SECTION 7.04 Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 8.02 Representations and Warranties of Each Representative. Each of the Second Lien Collateral Trustee and the Priority Lien Agent represents and warrants to the other parties hereto that it is authorized under the Second Lien Collateral Trust Agreement and the Priority Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Original Priority Lien Agent, to it at: Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attn: Sean Portrait, Agency Manager, Facsimile No. (212) 322-2291, Telephone No.: (919) 994-6369, Email: agency.loanops@credit-suisse.com; with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, Attention: Rossie Turman, Esq., Telephone No.: (212) 735-2748, Facsimile No.: (917) 777-2748, Email: rossie.turman@skaddem.com;

(b) if to the Second Lien Collateral Trustee, to it at: Wilmington Trust, National Association, 246 Goose Lane, Suite 105, Guilford, CT 06437, Attn: Rentech Nitrogen Administrator, Phone: 203-453-4130, Facsimile: 203-453-1183, E-mail: jodonnell@wilmingtontrust.com;

(c) if to any of the Borrowers, to the Parent Company at: Rentech Nitrogen Partners, L.P., 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024-4364; Attn: Mr. Dan J. Cohrs; Facsimile No. (310) 208-7165;

(d) if to any other Grantor, to it in care of the Parent Company as provided in clause (c) above; and

(e) and if to any other Secured Debt Representative, to such address as specified in the Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Parent Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Parent Company, the Second Lien Collateral Trustee and the Priority Lien Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 9.02 Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative and the Borrowers; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 4.04 and (y) at the sole request and expense of the Borrowers, and without the consent of either Secured Debt Representative, to add, pursuant to an Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

SECTION 9.03 Actions Upon Breach; Specific Performance. (a) If any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (i) may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party that (x) the Priority Lien Secured Parties damages from its actions may at that time be difficult to ascertain and may be irreparable, and (y) each Second Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (ii) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 9.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 9.05 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 9.06 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of an original signed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.08 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Debt Representative may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction to the extent such Secured Debt Representative determines such action is necessary or appropriate to exercise its rights and remedies under any Secured Debt Document.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control; provided, however, that if any of the provisions of the Second Lien Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA (to the extent applicable), the TIA shall control.

SECTION 9.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Priority Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and except as expressly provided in this Agreement neither the Borrowers nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Second Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document or any Priority Lien Document.

SECTION 9.13 Certain Terms Concerning the Second Lien Collateral Trustee. The Second Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Second Lien Collateral Trust Agreement; and in so doing, the Second Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture and the Second Lien Documents.

SECTION 9.14 Certain Terms Concerning Priority Lien Agent and Second Lien Collateral Trustee. Neither the Priority Lien Agent nor the Second Lien Collateral Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the Priority Lien Agent nor the Second Lien Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Borrowers) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Second Lien Collateral Trustee, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Second Lien Collateral Trustee is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Second Lien Collateral Trustee or any other Second Lien Representative or any other Second Lien Secured Party, and the Second Lien Collateral Trustee shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.

SECTION 9.15 Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 9.16 Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, and the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Second Lien Collateral Trustee may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 9.17 Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither the Priority Lien Agent nor Second Lien Collateral Trustee makes any warranty or representation to the other Secured Debt Representative or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agent or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLAND BRANCH, as Priority Lien Agent

By	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Director

By	/s/ Tyler R. Smith
	Name:	Tyler R. Smith
	Title:	Associate

Signature page to Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Second Lien Collateral Trustee

By	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Administrative Vice President

Signature page to Intercreditor Agreement

RENTECH NITROGEN PARTNERS, L.P.

By:	Rentech Nitrogen GP, LLC General Partner
Its:

By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Chief Financial Officer

RENTECH NITROGEN FINANCE CORPORATION

By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Treasurer

RENTECH NITROGEN PASADENA HOLDINGS, LLC

By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Vice President and Treasurer

RENTECH NITROGEN PASADENA, LLC

By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Vice President and Treasurer

RENTECH NITROGEN, LLC

By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Vice President and Treasurer

Signature page to Intercreditor Agreement

ANNEX I

Provision for the Indenture, the Additional Second Lien Debt Facility and the Second Lien Documents

Reference is made to the Intercreditor Agreement, dated as of April 12, 2013, among Credit Suisse AG, Cayman Islands Branch as agent for the Priority Lien Secured Parties referred to therein; Wilmington Trust, National Association, as Second Lien Collateral Trustee (as defined therein); Rentech Nitrogen Partners, L.P., Rentech Nitrogen Finance Corporation, and the other subsidiaries of Rentech Nitrogen Partners, L.P., named therein from time to time (the “Intercreditor Agreement”). Each holder of the [Indenture Notes][notes issued under the Additional Second Lien Debt Facility], by its acceptance of [the Indenture Notes][the notes issued under the Additional Second Lien Debt Facility] (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Collateral Trustee on behalf of such Second Lien Secured Parties The foregoing provisions are intended as an inducement to the lenders under the Priority Credit Agreement to extend credit to the Borrowers and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all Priority Lien Security Documents, Indenture Second Lien Security Documents, and the Additional Second Lien Security Documents that Grant a Security Interest in Collateral

Reference is made to the Intercreditor Agreement, dated as of April 12, 2013, among Credit Suisse AG, Cayman Islands Branch as agent for the Priority Lien Secured Parties referred to therein; Wilmington Trust, National Association, as Second Lien Collateral Trustee (as defined therein); Rentech Nitrogen Partners, L.P., Rentech Nitrogen Finance Corporation, and the other subsidiaries of Rentech Nitrogen Partners, L.P., named therein from time to time (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, [(i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement,]1 [(i)][(ii)] agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement,][(ii)][(iii)] authorizes (or is deemed to authorize) the [Priority Lien Agent] [Second Lien Collateral Trustee] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and [(iii)][(iv)] acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[1]	This bracketed language would not apply to the Priority Lien Security Documents.

Annex I

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                         , a                         , hereby agrees to become party as a [Grantor] under the Intercreditor Agreement dated as of April 12, 2013 (the “Intercreditor Agreement”) among Rentech Nitrogen Partners, L.P., Rentech Nitrogen Finance Corporation, and the other Grantors from time to time party thereto, Credit Suisse AG, Cayman Islands Branch as agent under the Priority Credit Agreement (as defined therein) and Wilmington Trust, National Association, as collateral trustee under the Secured Lien Documents (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 9 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

Exhibit A

EXHIBIT B

to Intercreditor Agreement

[FORM OF]

Lien Sharing and Priority Confirmation Joinder

Reference is made to the Intercreditor Agreement, dated as of April 12, 2013 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among Credit Suisse AG, Cayman Island Branch, as Agent for the Priority Lien Secured Parties (as defined therein), Wilmington Trust, National Association, as Collateral Trustee for the Second Lien Secured Parties (as defined therein) under the Secured Lien Documents (as defined therein), RENTECH NITROGEN PARTNERS, L.P., a Delaware limited partnership (“Parent Company”), RENTECH NITROGEN FINANCE CORPORATION, a Delaware corporation and the wholly owned subsidiary of the Parent Company (“Finance Corp.” and together with the Parent Company, the “Borrowers”) and the other direct and indirect subsidiaries of the Parent Company party thereto from time to time.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04(a) of the Intercreditor Agreement as a condition precedent to the Indebtedness for which the undersigned is acting as representative being entitled to the rights and obligations of being Indebtedness that Replaces Priority Lien Obligations under the Intercreditor Agreement.

1.	Joinder. The undersigned, [ ], a [ ], (the “New Representative”) as [trustee] [collateral trustee] [agent] [collateral agent] under that certain [described applicable Priority Substitute Facility] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the Priority Lien Secured Parties under a Priority Substitute Facility as a Priority Lien Agent under a Priority Substitute Facility under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2.	Lien Sharing and Priority Confirmation.

The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as [Agent] hereby agrees, for the benefit of all Secured Parties, including each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens.

3.	Governing Law and Miscellaneous Provisions. The provisions of Article 9 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

Exhibit B

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [            , 20    ].

[insert name of New Representative]

By:
Name:
Title:

Receipt of the foregoing acknowledged:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Trustee

By:
Name:
Title

Exhibit B

EXHIBIT C

to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Priority Lien Security Documents

1.	Guaranty and Security Agreement dated as of the date of this Agreement, made by the Borrowers and each Subsidiary Guarantor (as defined therein) in favor of the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties.

2.	The Mortgage, Security Agreement, Assignment of Leases and Rents, and Financing Statement (Fixture Filing) dated as of the date this Agreement, made by Rentech Nitrogen, LLC, in favor of the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties.

3.	The Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement (Fixture Filing) dated as of the date this Agreement, made by Rentech Nitrogen Pasadena, LLC in favor of the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties,

4.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed on or prior to the date hereof and delivered by any of the Grantors on the date hereof in favor of the Priority Lien Agent.

PART B.

List of Indenture Second Lien Security Documents

1.	Second Lien Collateral Trust Agreement.

2.	Second Lien Security Agreement.

3.	The Mortgage, Security Agreement, Assignment of Leases and Rents, and Financing Statement (Fixture Filing) dated as of the date this Agreement made by Rentech Nitrogen, LLC in favor of the Second Lien Collateral Trustee, for the benefit of the Second Lien Secured Parties.

4.	The Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement (Fixture Filing) dated as of the date this Agreement made by Rentech Nitrogen Pasadena, LLC to Mark A. Gentry, as trustee, for the benefit of Second Lien Collateral Trustee, for the benefit of the Second Lien Secured Parties.

5.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or

Exhibit C

transfers for security in the Collateral executed on or prior to the date hereof and delivered by any of the Grantors on the date hereof in favor of the Second Lien Collateral Trustee.

Exhibit C